Franklin Credit Management Corporation 8-K

Exhibit 99.1

Franklin Credit Management Corporation

Contact:  Paul Colasono, CFO

(201) 604-4402

pcolasono@franklincredit.com

Kevin Gildea, Chief Legal Officer

(201) 604-4505

kgildea@franklincredit.com

For Immediate Release

FRANKLIN CREDIT MANAGEMENT CORPORATION EMERGES AS A PUBLIC COMPANY

FRANKLIN CREDIT MANAGEMENT CORPORATION
POSITIONED TO EXPAND ITS LOAN SERVICING, COLLECTION AND RECOVERY BUSINESS

NEW JERSEY, November 7, 2012 – Franklin Credit Management Corporation (“FCRM”) (OTC-Pink Sheets – News), a specialty consumer finance company primarily engaged in the servicing and resolution of performing, reperforming and nonperforming residential mortgage loans, including specialized loan recovery servicing, for third parties, effective October 12, 2012, emerged as an independent publicly traded company. FCRM’s common stock is currently quoted by a broker-dealer on the OTC Markets interdealer quotation system.

“This represents a milestone in a complete transformation of Franklin Credit Management Corporation into an independent public company separate from its former parent company, Franklin Credit Holding Corporation (“Franklin Holding”),” commented Paul Colasono, Chief Financial Officer of FCRM. “Most importantly, the separation of FCRM from the legacy of Franklin Holding enhances the ability of FCRM to develop new business with other institutions. Our hard work and continued focus on being the best collector of distressed loans in the residential mortgage space has now given us the opportunity to grow Franklin’s recovery business,” stated Thomas J. Axon, Chairman and President of FCRM.

FCRM’s Definitive Information Statement, including FCRM’s audited financial statements as of and for the years ended December 31, 2011 and 2010, and unaudited financial statements as of and for the six month periods ended June 30, 2012 and 2011, filed with the SEC with respect to its common stock, was mailed to stockholders on or about October 25, 2012. The Definitive Information Statement and FCRM’s Registration Statement on Form 10, as amended, can be found on FCRM’s website (www.franklincredit.com) or through the SEC’s website (www.sec.gov). FCRM intends to furnish holders of its common stock with annual reports and proxy statements containing financial statements audited by an independent public accounting firm and file with the SEC periodic reports annually on Form 10-K (which contain audited financial statements) and quarterly on Form 10-Q (which contain interim unaudited financial statements) and current reports for certain events on Form 8-K. FCRM also intends to furnish other reports as we may determine or as required by law.

About Franklin Credit Management Corporation

FCRM is a specialty consumer finance company primarily engaged in specialized mortgage loan collection and recovery servicing for third parties. The Company’s office is located in Jersey City, New Jersey. Additional information on the Company is available on the Internet at www.franklincredit.com.

Statements contained herein and in FCRM’s public filings or other public statements that are not historical fact may be forward-looking statements regarding the business, operations and financial condition of FCRM within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause FCRM’s actual results or performance to be materially different from FCRM’s future results or performance expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe FCRM’s future plans, strategies and expectations, and other statements that are not historical facts, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “potential” or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. FCRM’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors, including, but not limited to: (i) unanticipated changes in the U.S. economy, including changes in business conditions, changes in the finance and housing markets, such as slower or negative home price appreciation and economic downturns or other adverse events in certain states; (ii) FCRM’s ability to profitably build upon its servicing and collection business; (iii) FCRM’s relations with its lender, and its ability to obtain renewals of its credit agreement or achieve alternative refinancing opportunities; (iv) FCRM’s availability of or the ability to retain as clients holding distressed mortgage debt for profitably servicing; (v) changes in the statutes or regulations applicable to FCRM’s business or in the interpretation and enforcement thereof by relevant authorities; (vi) the status of FCRM’s regulatory compliance and regulatory audits; (vii) the risk that legal proceedings could be brought against FCRM which could adversely affect its financial results; (viii) FCRM’s ability to adapt to and implement technological change; (ix) FCRM’s ability to attract and retain qualified employees; (x) FCRM’s ability to obtain financing on acceptable terms to finance its growth strategy and to operate within the limitations imposed by financing arrangements; (xi) competition in FCRM’s lines of business and the financial resources of, and products available to, competitors; (xii) FCRM’s failure to quickly reduce overhead costs in response to a reduction in revenue; (xiii) the risk that adverse tax consequences could result from the distribution of FCRM common stock from its former parent company, Franklin Holding; and, (xiv) other risks that will be detailed from time to time in FCRM’s SEC reports and filings. Additional factors that would cause actual results to differ materially from those projected or suggested in any forward-looking statements will be contained in FCRM’s filings with the SEC, including, but not limited to, those factors discussed under the caption “Risk Factors,” which FCRM urges investors to consider. FCRM undertakes no obligation to publicly release the revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events, except as otherwise required by securities and other applicable laws. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of this date. FCRM undertakes no obligation to release publicly the results on any events or circumstances after this date or to reflect the occurrence of unanticipated events.